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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 1997 (with respect to Note K[2], February 21, 1997) on our audits of the financial statements of Cytoclonal Pharmaceutics Inc., (the "Company") a Delaware corporation, as of December 31, 1996 and for each of the years in the two-year period ended December 31, 1996 and for the period from September 11, 1991 (inception) through December 31, 1996 included in the Company's annual report on Form 10KSB.



New York, New York
October 1, 1997